                                                                    Exhibit FS-1
                                                                    ------------


                            CONECTIV AND SUBSIDIARIES
                ACTUAL AND PRO FORMA CONSOLIDATED BALANCE SHEETS
                            AS OF SEPTEMBER 30, 1999
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                                          Pro Forma
                                                                          Actual         Adjustments        Pro Forma
                                                                      -----------        ------------      -----------
                                 ASSETS
CURRENT ASSETS
       Cash and cash equivalents                                      $   139,553        $ 706,468 (1)     $   846,021
       Accounts receivable                                                514,209                 --           514,209
       Allowance for Doubtful Accounts                                    (11,274)                --           (11,274)
       Inventories, at average cost:
          Fuel (coal, oil, and gas)                                        64,142                 --            64,142
          Materials and supplies                                           51,709                 --            51,709
       Prepaid New Jersey sales and excise taxes                           17,134                 --            17,134
       Deferred energy costs                                               22,724                 --            22,724
       Other prepayments                                                   18,095                 --            18,095
       Deferred income taxes, net                                          44,260                 --            44,260
                                                                      -----------        -----------       -----------
                                                                          860,552            706,468         1,567,020
                                                                      -----------        -----------       -----------
INVESTMENTS
       Investment in leveraged leases                                      73,440                 --            73,440
       Funds held by trustee                                              180,029                 --           180,029
       Other investments                                                  133,832                 --           133,832
                                                                      -----------        -----------       -----------
                                                                          387,301                 --           387,301
                                                                      -----------        -----------       -----------
PROPERTY, PLANT, and EQUIPMENT
       Electric generation                                              1,775,763                 --         1,775,763
       Electric transmission and distribution                           2,608,769                 --         2,608,769
       Gas transmission and distribution                                  255,990                 --           255,990
       Other electric and gas facilities                                  374,074                 --           374,074
       Telecommunications, thermal systems, and other property,
          plant, and equipment                                            225,356                 --           225,356
                                                                      -----------        -----------       -----------
                                                                        5,239,952                 --         5,239,952
       Less:  Accumulated depreciation                                  2,121,662                 --         2,121,662
                                                                      -----------        -----------       -----------
       Net plant in service                                             3,118,290                 --         3,118,290

       Construction work-in-progress                                      211,069                 --           211,069
       Leased nuclear fuel, at amortized cost                              55,293                 --            55,293
       Goodwill, net                                                      370,121                 --           370,121
                                                                      -----------        -----------       -----------
                                                                        3,754,773                 --         3,754,773
                                                                      -----------        -----------       -----------
DEFERRED CHARGES AND OTHER ASSETS
       Recoverable stranded costs                                         703,669                 --           703,669
       Deferred recoverable income taxes                                   90,900                 --            90,900
       Unrecovered purchased power costs                                   33,965                 --            33,965
       Unrecovered New Jersey state excise tax                             28,424                 --            28,424
       Deferred debt refinancing costs                                     21,671                 --            21,671
       Deferred other postretirement benefit costs                         33,104                 --            33,104
       Prepaid employee benefits costs                                     30,000                 --            30,000
       Unamortized debt expense                                            27,915                 --            27,915
       License fees                                                        23,675                 --            23,675
       Other                                                               36,196                 --            36,196
                                                                      -----------        -----------       -----------
                                                                        1,029,519                 --         1,029,519
                                                                      -----------        -----------       -----------
TOTAL ASSETS                                                          $ 6,032,145        $   706,468       $ 6,738,613
                                                                      ===========        ===========       ===========

                                                                    Exhibit FS-1
                                                                    ------------

                            CONECTIV AND SUBSIDIARIES
                ACTUAL AND PRO FORMA CONSOLIDATED BALANCE SHEETS
                            AS OF SEPTEMBER 30, 1999
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                                        Pro Forma
                                                                       Actual          Adjustments         Pro Forma
                                                                    ------------       ------------       -----------
                     CAPITALIZATION AND LIABILITIES
CURRENT LIABILITIES
       Short-term debt                                              $   623,532        $ 706,468 (1)      $ 1,330,000
       Long-term debt due within one year                                67,019                 --             67,019
       Variable rate demand bonds                                       158,430                 --            158,430
       Accounts payable                                                 256,368                 --            256,368
       Taxes accrued                                                     97,707                 --             97,707
       Interest accrued                                                  46,245                 --             46,245
       Dividends payable                                                 28,258                 --             28,258
       Deferred energy costs                                             53,422                 --             53,422
       Current capital lease obligation                                  28,033                 --             28,033
       Above-market purchased energy contracts                           25,885                 --             25,885
       Excess Merrill Creek Reservoir capacity and other
          electric restructuring liabilities                             27,773                 --             27,773
       Other                                                             87,229                 --             87,229
                                                                    -----------        -----------        -----------
                                                                      1,499,901            706,468          2,206,369
                                                                    -----------        -----------        -----------
DEFERRED CREDITS AND OTHER LIABILITIES
       Other postretirement benefits obligation                          97,522                 --             97,522
       Deferred income taxes, net                                       703,154                 --            703,154
       Deferred investment tax credits                                   75,705                 --             75,705
       Regulatory liability for New Jersey income tax benefit            40,831                 --             40,831
       Long-term capital lease obligation                                28,452                 --             28,452
       Above-market purchased energy contracts                           57,222                 --             57,222
       Excess Merrill Creek Reservoir capacity and other
          electric restructuring liabilities                             64,108                 --             64,108
       Other                                                             54,391                 --             54,391
                                                                    -----------        -----------        -----------
                                                                      1,121,385                 --          1,121,385
                                                                    -----------        -----------        -----------
CAPITALIZATION
       Common stock: $0.01 par value;
          150,000,000 shares authorized; shares outstanding--
          87,742,313 actual and pro forma                                 1,020                 --              1,020
       Class A common stock, $0.01 par value;
          10,000,000 shares authorized; shares outstanding--
          5,742,604 actual and pro forma                                     57                 --                 57
       Additional paid-in capital--common stock                       1,473,135                 --          1,473,135
       Additional paid-in capital--Class A common stock                  93,742                 --             93,742
       Retained earnings                                                 14,389                 --             14,389
                                                                    -----------        -----------        -----------
                                                                      1,582,343                 --          1,582,343
       Treasury shares, at cost:
          14,242,773 shares actual and pro forma                       (362,365)                --           (362,365)
       Unearned compensation                                             (1,868)                --             (1,868)
                                                                    -----------        -----------        -----------
          Total common stockholders' equity                           1,218,110                 --          1,218,110
       Preferred stock of subsidiaries:
          Not subject to mandatory redemption                            95,933                 --             95,933
          Subject to mandatory redemption                               188,950                 --            188,950
       Long-term debt                                                 1,907,866                 --          1,907,866
                                                                    -----------        -----------        -----------
                                                                      3,410,859                 --          3,410,859
                                                                    -----------        -----------        -----------
TOTAL CAPITALIZATION AND LIABILITIES                                $ 6,032,145        $   706,468        $ 6,738,613
                                                                    ===========        ===========        ===========